Exhibit 10.1

EXECUTION COPY

AMENDED AND RESTATED

GOVERNANCE AGREEMENT

among

IAC/INTERACTIVECORP,

LIBERTY MEDIA CORPORATION,

and

BARRY DILLER

DATED AS OF AUGUST 9, 2005

i

ii

EXECUTION COPY

Amended and Restated Governance Agreement

Amended and Restated Governance Agreement, dated as of August 9, 2005, among IAC/InterActiveCorp, a Delaware corporation (“IAC,” or the “Company”), Liberty Media Corporation, for itself and on behalf of the members of its Stockholder Group (“Liberty”) and Mr. Barry Diller (“Mr. Diller”) for himself and on behalf of the members of his Stockholder Group.

WHEREAS, the parties hereto have agreed that the Company, Liberty and Mr. Diller shall enter into this Agreement in order to amend and restate in its entirety the respective rights and obligations of the parties set forth in the Amended and Restated Governance Agreement, dated as of December 16, 2001 (the “2001 Governance Agreement”).

WHEREAS, the Company, Liberty and Mr. Diller desire to establish in this Agreement certain provisions concerning Liberty’s and Mr. Diller’s relationships with the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Company, Liberty and Mr. Diller hereby agree as follows:

ARTICLE I

TRANSFEREES

No Third Party Transferee shall have any rights or obligations under this Agreement, except as specifically provided for in this Agreement and except that if such Third Party Transferee shall acquire Beneficial Ownership of more than 5% of the outstanding Total Equity Securities upon consummation of any Transfer or series of related Transfers from a Stockholder, to the extent such Stockholder has the right to Transfer a Demand Registration and assigns such right in connection with a Transfer, such Third Party Transferee shall have the right to initiate one or more Demand Registrations pursuant to Section 6.07 or any registration rights agreement that replaces or supersedes Section 6.07 (and shall be entitled to such other rights that a Stockholder would have applicable to such Demand Registration), subject to the obligations of such Stockholder applicable to such demand (and the number of Demand Registrations to which such Stockholder is entitled under Section 6.07 hereof shall be correspondingly decreased).

ARTICLE II

BOARD OF DIRECTORS AND RELATED MATTERS

Section 2.01.                             Board of Directors.

(a)                                  Liberty shall have the right to nominate up to two Liberty Directors so long as Liberty Beneficially Owns at least 33,651,963 Equity Securities (so long as the Ownership Percentage of Liberty is at least equal to 15% of the Total Equity Securities.  Liberty shall have the right to nominate one Liberty Director so long as Liberty Beneficially Owns at least 22,434,642 Equity Securities (so long as Liberty’s Ownership Percentage is at least equal to 5% of the Total Equity Securities).

(b)                                 The Company shall cause each Liberty Director to be included in the slate of nominees recommended by the Board of Directors to the Company’s stockholders for election as directors at each annual meeting of the stockholders of the Company and shall use all reasonable efforts to cause the election of each Liberty Director, including soliciting proxies in favor of the election of such persons.

(c)                                  Within a reasonable time prior to the filing with the Commission of its proxy statement or information statement with respect to each meeting of stockholders at which directors are to be elected, the Company shall, to the extent Liberty is entitled to representation on the Company’s Board of Directors in accordance with this Agreement, provide Liberty with the opportunity to review and comment on the information contained in such proxy or information statement applicable to the director nominees designated by Liberty.

(d)                                 In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Liberty Director, Liberty shall have the right to designate a replacement Liberty Director to fill such vacancy, and the Company agrees to use its best efforts to cause such vacancy to be filled with the replacement Liberty Director so designated. Upon the written request of Liberty, each Stockholder shall vote (and cause each of the members of its Stockholder Group to vote, if applicable), or act by written consent with respect to, all Equity Securities Beneficially Owned by it and otherwise take or cause to be taken all actions necessary to remove the director designated by Liberty and to elect any replacement director designated by Liberty as provided in the first sentence of this Section 2.01(d).  The parties hereto hereby acknowledge that as of the date of this Agreement there exist two vacancies with respect to which Liberty has the right to designate Liberty Directors in accordance with the terms of this Agreement and that, upon Liberty’s designation of Liberty Directors to fill such vacancies, the Company will use its best efforts to cause such vacancies to be filled within a reasonable period of time by such Liberty Directors so designated.

Section 2.02.                             Management of the Business.  Except as indicated in Section 2.03 below or as required by Delaware law or the Certificate of Incorporation of the Company and the By-Laws and the agreements contemplated thereby, Mr. Diller, so long as he is CEO and has not become Disabled, will continue to have full authority to operate the day-to-day business affairs of the Company to the same extent as prior to the date hereof.  The Company shall use its reasonable best efforts to cause one Liberty Director designated by Liberty for such purpose to be appointed as a member of a committee of the Board of Directors and, to the extent such person qualifies under applicable law (including stock exchange or NASDAQ requirements, as applicable, and tax laws) and Section 16(b) under the Exchange Act or other similar requirements, all committees and subcommittees of the Board of Directors that make determinations relating to the compensation of executives of the Company.

Section 2.03.                             Contingent Matters.  So long as Liberty or Mr. Diller Beneficially Owns, in the case of Liberty, at least 29,912,856 Equity Securities (including all Equity Securities held by the BDTV Entities) (so long as such Ownership Percentage equals at least 5% of the Total Equity Securities), or, in the case of Mr. Diller, at least five million Company Common Shares with respect to which he has a pecuniary interest and the CEO Termination Date (as defined in the Amended and Restated Stockholders Agreement and not as defined in this Agreement) has not occurred and Mr. Diller has not become Disabled, neither the Company nor any Subsidiary shall take any of the following actions (any such action, a “Contingent Matter”) without the prior approval of Mr. Diller and/or Liberty, whichever (or both) satisfy the foregoing Beneficial Ownership requirements:

(a)                                  any transaction not in the ordinary course of business, launching new or additional channels or engaging in any new field of business, in any case, that will result in, or will have a reasonable likelihood of resulting in, Liberty or Mr. Diller or any Affiliate thereof being required under law to divest itself of all or any part of its Beneficial Ownership of Company Common Shares, or interests therein, or any other material assets of such Person, or that will render such Person’s continued ownership of such securities, shares, interests or assets illegal or subject to the imposition of a fine or penalty or that will impose material additional restrictions or limitations on such Person’s full rights of ownership (including, without limitation, voting) thereof or therein.  This Contingent Matter will be applied based only on the Beneficial Ownership of Company Common Shares, interests therein or other material assets of Liberty or Mr. Diller or any Affiliate thereof as of the date hereof; or

(b)                                 if the Total Debt Ratio continuously equals or exceeds 4:1 over a twelve-month period, then, for so long as the Total Debt Ratio continues to equal or exceed 4:1:

(i)                                     any acquisition or disposition (including pledges), directly or indirectly, by the Company or any of its Subsidiaries of any assets (including debt and/or equity securities) or business (by merger, consolidation or otherwise), the grant or issuance of any debt or equity securities of the Company or any of its Subsidiaries (other than, in the case of any of the foregoing, as contemplated by Section 3.01 of this Agreement), the redemption, repurchase or reacquisition of any debt or equity securities of the Company or any of its Subsidiaries, by the Company or any such Subsidiary, or the incurrence of any indebtedness, or any combination of the foregoing, in any such case, in one transaction or a series of transactions in a six-month period, with a value of 10% or more of the market value of the Total Equity Securities at the time of such transaction, provided that the prepayment, redemption, repurchase or conversion of prepayable, callable, redeemable or convertible securities in accordance with the terms thereof shall not be a transaction subject to this paragraph;

(ii)                                  voluntarily commencing any liquidation, dissolution or winding up of the Company or any material Subsidiary;

(iii)                               any material amendments to the Certificate of Incorporation or Bylaws of the Company (including the issuance of preferred stock pursuant to the “blank check” authorization in the Certificate of Incorporation, having super voting rights (more than 1 vote per share) or entitled to vote as a class on any matter (except to the extent such class vote is required by Delaware law or to the extent the holder of such preferred stock may have the right to elect directors upon the occurrence of a default in payment of dividends or redemption price));

(iv)                              engagement by the Company in any line of business other than media, communications and entertainment products, services and programming,

and electronic retailing and commerce, or other businesses engaged in by the Company as of the date of determination of the Total Debt Ratio;

(v)                                 adopting any stockholder rights plan (or any other plan or arrangement that could reasonably be expected to disadvantage any stockholder on the basis of the size or voting power of its shareholding) that would adversely affect Liberty or Mr. Diller; and

(vi)                              entering into any agreement with any holder of Equity Securities in such stockholder’s capacity as such, which grants such stockholder approval rights similar in type and magnitude to those set forth in this Section 2.03.

Section 2.04.                             Notice of Events.  In the event that (a) the Company intends to engage in a transaction of a type that is described in Section 2.03, and (b) the Company does not intend to seek consent from Liberty and/or Mr. Diller, whichever (or both) are required to consent to a Contingent Matter (a “Consenting Party”) due to the Company’s good faith belief that the specific provisions of Section 2.03 do not require such consent but that reasonable people acting in good faith could differ as to whether consent is required pursuant to such Section, the Company shall notify the Consenting Parties as to the material terms of the transaction (including the Company’s estimate of the timing thereof) by written notice (including a statement of the Total Debt Ratio) delivered as far in advance of engaging in such transaction as is reasonably practicable unless such transaction was previously publicly disclosed.

ARTICLE III

PREEMPTIVE RIGHTS

Section 3.01.                             Liberty Preemptive Rights.  (a) In the event that after the date hereof, the Company issues or proposes to issue (other than to the Company and its Affiliates or Liberty and its Affiliates, and other than pursuant to an Excluded Issuance) any Company Common Shares (including Company Common Shares issued upon exercise, conversion or exchange of options, warrants and convertible securities (other than shares of Company Common Stock issued upon conversion of shares of Company Class B Stock) and such issuance, together with any prior issuances aggregating less than 1% with respect to which Liberty’s preemptive right has not become exercisable (including issuances prior to the date hereof which would be included for purposes of calculating the 1% threshold that have not previously been taken into account in connection with the preemptive right last preceding the date of this Agreement pursuant to the 2001 Governance Agreement), shall be in excess of 1% of the total number of Company Common Shares outstanding after giving effect to such issuance (an “Additional Issuance”), the Company shall give written notice to Liberty not later than five business days after the issuance, specifying the number of Company Common Shares issued or to be issued and the Issue Price (if known) per share.  Liberty shall have the right (but not the obligation) to purchase or cause one or more of the Liberty Holdcos to purchase for cash a number (but not less than such number) of Company Common Shares (allocated between Company Common Stock and Company Class B Stock in the same proportion as the issuance or issuances giving rise to the preemptive right hereunder, except to the extent that Liberty opts to receive Company Common Stock in lieu of

Company Class B Common Stock), so that Liberty and the Liberty Holdcos shall collectively maintain the identical percentage equity Beneficial Ownership interest in the Company that Liberty and the Liberty Holdcos collectively owned immediately prior to the notice from the Company to Liberty described in the first sentence of this paragraph (but not in excess of 20.01% of the outstanding Total Equity Securities) after giving effect to such Additional Issuance and to shares of Company Common Stock that are to be issued to Liberty and the Liberty Holdcos pursuant to this Section 3.01 by sending an irrevocable written notice to the Company not later than fifteen business days after receipt of such notice (or, if later, two business days following the determination of the Issue Price) from the Company that it elects to purchase or to cause one or more of the Liberty Holdcos to purchase all of such Company Common Shares (the “Additional Shares”).  The closing of the purchase of Additional Shares shall be the later of ten business days after the delivery of the notice of election by Liberty and five business days after receipt of any necessary regulatory approvals.

(b)                                 The purchase or redemption of any Company Common Shares by the Company or any of its Affiliates shall not result in an increase in the percentage of Company equity that Liberty may be entitled to acquire pursuant to the preemptive right in paragraph 3.01(a) above.

Section 3.02.                             Investment Agreement.  Section 1.7 and Section 1.8 of the Investment Agreement shall be of no further force or effect and Liberty shall cease to have any preemptive rights with respect to Equity Securities, except as otherwise provided with respect to Liberty in Section 3.01 of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01.                             Representations and Warranties of the Company.  The Company represents and warrants to Mr. Diller and Liberty that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of each Stockholder, is enforceable against the Company in accordance with its terms, (d) neither the execution, delivery or performance of this Agreement by the Company constitutes a breach or violation of or conflicts with the Company’s Certificate of Incorporation or By-laws or any material agreement to which the Company is a party and (e) none of such material agreements would impair in any material respect the ability of the Company to perform its obligations hereunder.

Section 4.02.                             Representations and Warranties of the Stockholders.  Each Stockholder, severally as to itself (and, in the case of Mr. Diller, as applicable), represents and warrants to the

Company and the other Stockholder that (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and he or it, as the case may be, has the power and authority (corporate or otherwise) to enter into this Agreement and to carry out his or its obligations hereunder, (b) the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against such Stockholder in accordance with its terms, (d) neither the execution, delivery or performance of this Agreement by such Stockholder constitutes a breach or violation of or conflicts with its certificate of incorporation or by-laws (or similar governing documents) or any material agreement to which such Stockholder is a party and (e) none of such material agreements would impair in any material respect the ability of such Stockholder to perform its obligations hereunder.

ARTICLE V

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

Section 5.01.                             “2001 Governance Agreement” shall have the meaning set forth in the Recitals to this Agreement.

Section 5.02.                             “Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement).  For purposes of this definition, (i) natural persons shall not be deemed to be Affiliates of each other, (ii) none of Mr. Diller, Liberty or any of their respective Affiliates shall be deemed to be an Affiliate of the Company or its Affiliates, (iii) none of the Company, Liberty or any of their respective Affiliates shall be deemed to be an Affiliate of Mr. Diller or his Affiliates, (iv) none of the Company, Mr. Diller or any of their respective Affiliates shall be deemed to be an Affiliate of Liberty or its Affiliates, and (v) the Company shall not be deemed to be an Affiliate of Expedia, Inc. based upon the common control of the Company and Expedia, Inc. by the Stockholders.

Section 5.03.                             “Amended and Restated Stockholders Agreement” shall mean the stockholders agreement dated as of the date hereof between Liberty and Mr. Diller.

Section 5.04.                             “BDTV Entities” shall have the meaning specified in the Amended and Restated Stockholders Agreement.

Section 5.05.                             “Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of Company Common Shares shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of Beneficial Ownership, (a) a Person shall be deemed to be the Beneficial Owner of any Equity Securities which may be acquired by such Person

(disregarding any legal impediments to such Beneficial Ownership), whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options (which options held by Mr. Diller shall be deemed to be exercisable), rights or other securities issued by the Company or any Subsidiary thereof, (b) no Person shall be deemed to Beneficially Own any Equity Securities solely as a result of such Person’s execution of this Agreement (including by virtue of holding a proxy with respect to any Equity Securities), or the Amended and Restated Stockholders Agreement, or with respect to which such Person does not have a pecuniary interest, and (c) Liberty shall be deemed to be the Beneficial Owner of all of the Company Common Shares held by each BDTV Entity.

Section 5.06.                             “CEO” shall mean the Chief Executive Officer of the Company or any successor entity.

Section 5.07.                             “CEO Termination Date”  shall mean the date that Mr. Diller no longer serves as CEO.

Section 5.08.                             “Commission” shall mean the Securities and Exchange Commission.

Section 5.09.                             “Company” shall have the meaning set forth in the Recitals to this Agreement.

Section 5.10.                             “Company Common Shares” shall mean shares of Company Common Stock and Company Class B Stock.

Section 5.11.                             “Company Class B Stock” shall mean class B common stock, $0.001 par value per share, of the Company.

Section 5.12.                             “Company Common Stock” shall mean common stock, $0.001 par value per share, of the Company.

Section 5.13.                             “Consenting Party” shall have the meaning set forth in Section 2.03 of this Agreement.

Section 5.14.                             “Demand Registration” shall have the meaning set forth in Section 6.07(b) of this Agreement.

Section 5.15.                             “Disabled” shall mean the disability of Mr. Diller after the expiration of more than 180 consecutive days after its commencement which is determined to be total and permanent by a physician selected by Liberty and reasonably acceptable to Mr. Diller, his spouse or a personal representative designated by Mr. Diller; provided that Mr. Diller shall be deemed to be disabled only following the expiration of 90 days following receipt of a written notice from the Company and such physician specifying that a disability has occurred if within such 90-day period he fails to return to managing the business affairs of the Company.  Total disability shall mean mental or physical incapacity that prevents Mr. Diller from managing the business affairs of the Company.

Section 5.16.                             “EBITDA” shall mean, for any period, for the Company and its Subsidiaries, on a combined consolidated basis: net income plus (to the extent reflected in the determination of net income) (i) provision for income taxes, (ii) minority interest, (iii) interest income and expense, (iv) depreciation and amortization, (v) amortization of cable distribution fees, and (vi) amortization of non-cash distribution and marketing expense and non-cash compensation expense.

Section 5.17.                             “Equity Securities” shall mean the equity securities of the Company calculated on a Company Common Stock equivalent basis, including the Company Common Shares and those shares issuable upon exercise, conversion or redemption of other securities of the Company not otherwise included in this definition.

Section 5.18.                             “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

Section 5.19.                             “Excluded Issuance” shall mean any issuance of Company Common Shares (i) in a Sale Transaction, or (ii) which is “restricted stock” or the ownership of which is otherwise subject to forfeiture (“Restricted Stock”), provided that for purposes of this definition and Section 3.01 of this Agreement any stock covered by the provisions of clause (ii) shall be deemed to have been issued for purposes of Section 3.01 of this Agreement on the date (the “Lapse Date”) the restrictions on such stock lapse or on which the stock is no longer subject to forfeiture.

Section 5.20.                             “Fair Market Value” for a security publicly traded in the over-the-counter market (on either NASDAQ-NMS or NASDAQ) or on a recognized exchange shall be the average closing price of such security for the three trading days ending on the applicable day (or, if such day is not a trading day, the trading day immediately preceding the applicable day), and for all other securities or property “Fair Market Value” shall be determined, by a nationally recognized investment banking firm which has not been engaged by the Company or Liberty or their respective Affiliates (including, with respect to the Company, for so long as Mr. Diller is Chairman of the Board of Expedia, Inc., Expedia, Inc.) for the prior three years, selected by (i) the Company and (ii) Liberty; provided that, if the Company and Liberty cannot agree on such an investment banking firm within 10 business days, such investment banking firm shall be selected by a panel designated in accordance with the rules of the American Arbitration Association.  The fees, costs and expenses of the American Arbitration Association and the investment banking firm so selected shall be borne equally by the Company and Liberty.

Section 5.21.                             “IAC” shall have the meaning set forth in the Recitals to this Agreement.

Section 5.22.                             “Issue Price” shall mean the price per share equal to (i) in connection with an underwritten offering of Company Common Shares, the initial price at which the stock is offered to the public or other investors, (ii) in connection with other sales of Company Common Shares for cash, the cash price paid for such stock, (iii) in connection with the deemed issuances of Restricted Stock, the Fair Market Value of the stock on the Lapse Date (as defined in the definition of “Excluded Issuance” above), (iv) in connection with the issuance of Company Common Shares as consideration in an acquisition by the Company, the average of the Fair Market Value of the stock for the five trading days ending on the third trading day immediately preceding (a) the date upon which definitive agreements with respect to such acquisition were entered into if the number of Company Common Shares issuable in such transaction is fixed on that date, or (b) such later date on which the consideration, or remaining portion thereof, issuable in such transaction becomes fixed, (v) in connection with a compensatory issuance of shares of Company Common Stock, the Fair Market Value of the Company Common Stock, and (vi) in all other cases, including, without limitation, in connection with the issuance of Company Common Shares pursuant to an option, warrant or convertible security (other than in connection with issuances described in clause (v) above), the Fair Market Value of the Company Common Shares on the date of issuance.

Section 5.23.                             “Liberty Director” shall mean (a) any executive officer or director of Liberty designated by Liberty to serve on the Company’s Board of Directors, provided that the Company’s Board of Directors is not unable, in the exercise of its fiduciary responsibilities, to recommend that the Company’s stockholders elect such individual to serve on the Company’s  Board of Directors, or (b) any other Person designated by Liberty who is reasonably acceptable to the Company.

Section 5.24.                             “Liberty Holdco” shall mean any holding company wholly owned by Liberty and reasonably acceptable to the Company, formed solely for the purpose of acquiring and holding an equity interest in the Company.

Section 5.25.                             “Ownership Percentage” means, with respect to any Stockholder, at any time, the ratio, expressed as a percentage, of (i) the Equity Securities Beneficially Owned by such Stockholder (disregarding any legal impediments to such Beneficial Ownership) and its Affiliates to (ii) the sum of (x) the Total Equity Securities and (y) with respect to such Stockholder, any Company Common Shares included in clause (i) that are issuable upon conversion, exchange or exercise of Equity Securities that are not included in clause (x).

Section 5.26.                             “Permitted Transferee” shall mean Liberty or Mr. Diller and the members of their respective Stockholder Groups.

Section 5.27.                             “Person” shall mean any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government.

Section 5.28.                             “Sale Transaction” shall mean the consummation of a merger, consolidation or amalgamation between the Company and another entity (other than an Affiliate of the Company) in which the Company is acquired by such other entity or a Person who controls such entity, or a sale of all or substantially all of the assets of the Company to another entity, other than a Subsidiary of the Company.

Section 5.29.                             “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

Section 5.30.                             “Stockholders” shall mean Liberty and Mr. Diller.

Section 5.31.                             “Stockholder Group” shall mean (a) in respect of Liberty, the Liberty Stockholder Group (as defined in the Amended and Restated Stockholders Agreement) and (b) in respect of Mr. Diller, the Diller Stockholder Group (as defined in the Amended and Restated Stockholders Agreement).

Section 5.32.                             “Subsidiary” shall mean, as to any Person, any corporation or other Person at least a majority of the shares of stock or other ownership interests of which having general voting power under ordinary circumstances to elect a majority of the Board of Directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

Section 5.33.                             “Third Party Transferee” shall have the meaning ascribed to such term in the Amended and Restated Stockholders Agreement.

Section 5.34.                             “Total Debt” shall mean all obligations of the Company and its Subsidiaries for money borrowed, at such time (including all long-term senior and subordinated indebtedness, all short-term indebtedness, the stated amount of all letters of credit issued for the account of the Company or any of its Subsidiaries and (without duplication) all unreimbursed draws thereunder (but excluding trade letters of credit)), net of cash (other than working capital) or cash equivalent securities, as shown on the consolidated quarterly or annual financial statements, including the notes thereto, of the Company and its Subsidiaries included in the Company’s filings under the Exchange Act for such period, determined in accordance with GAAP, provided, however, that Total Debt shall not include hedging, pledging, securitization or similar transactions involving securities owned by the Company or its Subsidiaries to monetize the underlying securities, to the extent such securities are the sole means of satisfying such obligations and otherwise the fair value thereof.

Section 5.35.                             “Total Debt Ratio” shall mean, at any time, the ratio of (i) Total Debt of the Company and its Subsidiaries on a combined consolidated basis as of such time to (ii) EBITDA for the four fiscal quarter period ending as of the last day of the most recently ended fiscal quarter as of such time.

Section 5.36.                             “Total Equity Securities” at any time shall mean, subject to the next sentence, the total number of the Company’s outstanding equity securities calculated on a Company Common Stock equivalent basis.  Any Equity Securities Beneficially Owned by a Person that are not outstanding Voting Securities but that, upon exercise, conversion or exchange, would become Voting Securities, shall be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of Equity Securities owned by such  Person but shall not be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of the Equity Securities owned by any other Person.

Section 5.37.                             “Transfer” shall mean, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Company Common Shares Beneficially Owned by such Stockholder or any interest in any Company Common Shares Beneficially Owned by such Stockholder, provided, however, that, a merger or consolidation in which a Stockholder is a constituent corporation shall not be deemed to be the Transfer of any Company Common Shares Beneficially Owned by such Stockholder

(provided, that a significant purpose of any such transaction is not to avoid the provisions of this Agreement).  For purposes of this Agreement, the conversion of Company Class B Stock into Company Common Stock shall not be deemed to be a Transfer.

Section 5.38.                             “Voting Securities” shall mean at any particular time the shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

ARTICLE VI

MISCELLANEOUS

Section 6.01.                             Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including telecopy) and shall be given, if to Liberty Media Corporation, to:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Attention:  General Counsel
Facsimile:  (720) 875-5382

with a copy to:

Baker Botts L.L.P.
30 Rockefeller Plaza
44th Floor
New York, New York 10112
Attention:  Frederick H.  McGrath
Facsimile:  (212) 408-2501

if to Mr. Diller, to:

Barry Diller
Chairman and Chief Executive Officer
IAC/InterActiveCorp
Carnegie Hall Tower
152 West 57th Street
New York, New York 10019
Facsimile:  (212) 632-9642

with a copy to:

IAC/InterActiveCorp
Carnegie Hall Tower
152 West 57th Street
New York, New York 10019
Attention:  General Counsel
Facsimile:  (212) 632-9642

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:  Pamela S. Seymon

 Andrew J. Nussbaum

Facsimile:  (212) 403-2000

if to the Company, to:

IAC/InterActiveCorp
Carnegie Hall Tower
152 West 57th Street
New York, New York 10019
Attention:  General Counsel
Facsimile:  (212) 632-9642

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:  Pamela S.  Seymon

 Andrew J. Nussbaum

Facsimile:  (212) 403-2000

or such address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  Each such notice, request or other communication shall be effective when delivered personally, telegraphed, or telecopied, or, if mailed, five business days after the date of the mailing.

Section 6.02.                             Amendments; No Waivers.  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the party whose rights or obligations hereunder are affected by such amendment, or in the case of a waiver, by the party or parties against whom the waiver is to be effective.  Any amendment or waiver by the Company shall be authorized by a majority of the Board of Directors (excluding for this purpose any director who is a Liberty Director as provided for in this Agreement).

(b)                                 No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.03.                             Successors And Assigns.  Except as provided in Article I, neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger of Liberty with another Person a significant purpose of which is not to avoid the provisions of this Agreement), by any party without the prior written consent of the other parties hereto.  Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 6.04.                             Governing Law; Consent To Jurisdiction.  This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws.  Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court.  Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.  Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 6.05.                             Counterparts .  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 6.06.                             Specific Performance.  The Company, Mr. Diller and Liberty each acknowledges and agrees that the parties’ respective remedies at law for a  breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by the Company or Liberty of the provisions of this Agreement, in addition to any remedies at law, Mr. Diller, Liberty and the Company, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

Section 6.07.                             Registration Rights.  (a) Liberty and Mr. Diller shall be entitled to customary registration rights relating to Company Common Stock owned by them as of the date hereof or acquired from the Company (including upon conversion of Company Class B Stock) in the future (including the ability to transfer registration rights as set forth in this Agreement in connection with the sale or other disposition of Company Common Stock).

(b)                                 If requested by a Stockholder, the Company shall be required promptly to cause the Company Common Stock owned by such Stockholder or its Affiliates to be registered under the Securities Act in order to permit such Stockholder or such Affiliate to sell such shares in one or more (but not more than (i) in the case of Liberty, four and (ii) in the case of Mr. Diller, three) registered public offerings (each, a “Demand Registration”).  Each Stockholder shall also be entitled to customary piggyback registration rights.  If the amount of shares sought to be registered by a Stockholder and its Affiliates pursuant to any Demand Registration is reduced by more than 25% pursuant to any underwriters’ cutback, then such Stockholder may elect to request the Company to withdraw such registration, in which case, such registration shall not count as one of such Stockholder’s Demand Registrations. If a Stockholder requests that any Demand Registration be an underwritten offering, then such Stockholder shall select the underwriter(s) to administer the offering, provided that such underwriter(s) shall be reasonably satisfactory to the Company.  If a Demand Registration is an underwritten offering and the managing underwriter advises the Stockholder initiating the Demand Registration in writing that in its opinion the total number or dollar amount of securities proposed to be sold in such offering is such as to materially and adversely affect the success of such offering, then the Company will include in such registration, first, the securities of the initiating Stockholder, and, thereafter, any securities to be sold for the account of others who are participating in such registration (as determined on a fair and equitable basis by the Company).  In connection with any Demand Registration or inclusion of a Stockholder’s or its Affiliate’s shares in a piggyback registration, the Company, such Stockholder and/or its Affiliates shall enter into an agreement containing terms (including representations, covenants and indemnities by the Company and such Stockholder), and shall be subject to limitations, conditions, and blackout periods, customary for a secondary offering by a selling stockholder.  The costs of the registration (other than underwriting discounts, fees and commissions) shall be paid by the Company.  The Company shall not be required to register such shares if a Stockholder would be permitted to sell the Company Common Stock in the quantities proposed to be sold at such time in one transaction under Rule 144 of the Securities Act or under another comparable exemption therefrom.

(c)                                  If the Company and a Stockholder cannot agree as to what constitutes customary terms within ten days of such Stockholder’s request for registration (whether in a Demand Registration or a piggyback registration), then such determination shall be made by a law firm of national reputation mutually acceptable to the Company and such Stockholder.

Section 6.08.                             Termination.  Except as otherwise provided in this Agreement, this Agreement shall terminate (a) as to Liberty, at such time that Liberty Beneficially Owns Equity Securities representing less than 5% of the Total Equity Securities and (b) as to Mr. Diller, at such time that the CEO Termination Date has occurred or at such time as he becomes Disabled.  In respect of “Contingent Matters,” such provisions shall terminate as to Mr. Diller and Liberty as set forth therein.

Section 6.09.                             Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that the parties hereto shall negotiate in good faith to attempt to place the parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

Section 6.10.                             Cooperation.  Each of Liberty and Mr. Diller covenants and agrees with the other to use its reasonable best efforts to cause the Company to fulfill the Company’s obligations under this Agreement.

Section 6.11.                             Adjustment Of Share Numbers and Prices.  If, after the effective time of this Agreement, there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the shares of capital stock referred to in this Agreement, then, in any such event, the numbers and types of shares of such capital stock referred to in this Agreement and, if applicable, the prices of such shares, shall be adjusted to the number and types of shares of such capital stock that a holder of such number of shares of such capital stock would own or be entitled to receive as a result of such event if such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event and the prices for such shares shall be similarly adjusted.

Section 6.12.                             Effective Time.  This Agreement shall become effective immediately following the effective time of the Company’s spin off of Expedia, Inc.

Section 6.13.                             Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement, the Amended and Restated Stockholders Agreement, and as provided in Section 5.1 of the Amended and Restated Stockholders Agreement, the 1997 Stockholders Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way (including, without limitation, effective upon the date hereof, all stockholders agreements relating to the Company (other than the Amended and Restated Stockholders Agreement) between Liberty and Mr. Diller).  Effective upon the effective time of this Agreement, the 2001 Governance Agreement shall terminate and shall be superseded by this Agreement.

Section 6.14.                             Interpretation.  References in this Agreement to Articles and Sections shall be deemed to be references to Articles and Sections of this Agreement unless the context shall otherwise require.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such agreement or instrument.

Section 6.15.                             Headings.  The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Governance Agreement to be duly executed as of the day and year first above written.

IAC/INTERACTIVECORP

By	/s/ Gregory R. Blatt
	Name:	Gregory R. Blatt
	Title:	Executive Vice President

LIBERTY MEDIA CORPORATION

By	/s/ Authorized Representative
Name:
Title:

/s/ Barry Diller
BARRY DILLER

[SIGNATURE PAGE TO AMENDED AND RESTATED GOVERNANCE AGREEMENT]